EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
31-0841368
(I.R.S. Employer Identification Number)

800 Nicollet Mall	55402
Minneapolis, Minnesota	(Zip Code)
(Address of principal executive offices)
Wally Jones
US Bank - Corporate Trust Services,
50 Fourth Avenue North, 2nd Floor
Nashville, Tennessee 37219
615-251-0733
(Name, address and telephone number of agent for service)

CHS/Community Health Systems, Inc.
(Exact name of obligor as specified in its charter)

Delaware	76-0137985
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification Number)
or organization)

4000 Meridian Boulevard	37067
Franklin, Tennessee	(Zip Code)
(Address of principal executive offices)

8 7/8% Senior Notes Due 2015
(Title of the indenture securities)

Item 1. General Information.
(a)	Name and address of each examining or supervising authority to which the Trustee is subject.
Comptroller of the Currency
Washington, D.C.
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with the Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any indenture for which the Trustee acts as Trustee.
Item 16. List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached hereto as Exhibit 6.
7.	Report of Condition of the Trustee as of December 31, 2006 published pursuant to law or the requirements of its supervising or examining authority. Attached hereto as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, and State of Tennessee, on the 27TH day of September, 2007.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Wally Jones
Wally Jones, Assistant Vice President

EXHIBIT 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. Bank National Association hereby consents that reports of examination of the undersigned by federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: September 27, 2007

By:	/s/ Wally Jones
Wally Jones, Assistant Vice President

EXHIBIT 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2006
(Dollars in Thousands)

Assets
Cash and Due From Depository Institutions	$8,644,951
Securities	39,699,269
Federal Funds	3,512,083
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	2,300,043
Intangible Assets	12,048,875
Other Assets	10,437,280

Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Fed Funds	12,316,778
Treasury Demand Notes	0
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Acceptances	0
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926

Total Liabilities	$195,639,359

Equity
Minority Interest in Subsidiaries	$1,544,842
Common and Preferred Stock	18,200
Surplus	11,976,937
Undivided Profits	8,622,988

Total Equity Capital	$22,162,967

Total Liabilities and Equity Capital	$217,802,326
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Wally Jones
Wally Jones, Assistant Vice President

Dated: September 27, 2007